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                                                                    EXHIBIT 10.8


                            LOAN EXTENSION AGREEMENT


         This Loan Extension Agreement ("Agreement") entered into this first day of April, 2001, by and between John Hartunian ("Hartunian") and SATX, Inc., a Nevada corporation ("SATX" or the "Corporation").

         From time to time, dating back to 1997, Hartunian loaned money to SATX which was utilized by the Corporation primarily as working capital. Each of these loans is now due and payable by the Corporation. The loans and the total amount due thereunder, including interest is as follows.

                    Lender                   Loan Date                Amount Due
                    ------                   ---------                ----------

                   Hartunian                 6/20/97                   $137,499
                   Hartunian                 2/1/01                    $  5,000

         Hartunian is willing to extend the term of the aforementioned loans to allow SATX an additional period of time to pay the full amount of principal and all accrued and unpaid interest due on the following terms and conditions.

         AMOUNT DUE. Hartunian and SATX agree that the total amount due Hartunian is $142,499.00.

         PROMISSORY NOTE. SATX shall execute the Promissory Note attached hereto as Exhibit "A" and by this reference incorporated herein. SATX further agrees to be bound by the terms and conditions set forth therein. Upon execution of the Promissory Note, all prior promissory notes executed by SATX in favor of Hartunian shall be deemed canceled and shall be considered void and of no legal force or effect.

         CONSIDERATION FOR EXTENSION. As and for consideration for extending the period of time in which SATX must repay said loans, SATX hereby grants Hartunian the right to purchase up to 800,000 shares of the common stock of SATX for the price of $.05 per share. In order to exercise said right, Hartunian must notify the Corporation in writing of his intent to purchase the shares or any portion thereof no later than the close of business (5 p.m. EDT) on May 15, 2001. Said notification must be accompanied by cash or check for the full purchase price of the shares.

         NOTICES. All notices required hereunder shall be sent to the party at the addresses specified in Section 7 of Exhibit "A" which shall also govern the method of delivery and receipt thereof.


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         GOVERNING LAW. This Agreement is executed under and is to be construed and enforced in accordance with the laws of the State of Georgia, without regard to principles of conflict, including matters of construction, validity and performance.

         ARBITRATION. Any action to enforce or interpret this Agreement or to collect money due under the terms of Exhibit "A" shall be settled by arbitration by sending a written demand detailing the nature of the matter to be resolved by arbitration to the other party. The arbitration shall be conducted in Atlanta, Georgia. The parties agree that the arbitrator shall be empowered to fashion either a legal or equitable remedy or any combination thereof to resolve the dispute. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. The parties shall share equally all initial costs of the arbitration. All decisions of the arbitrator shall be final and binding on the parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof.

         ENTIRE AGREEMENT. This Agreement, together with Exhibit "A" attached hereto, constitutes the whole and entire agreement of the parties with respect to the subject matter of this Agreement, and it shall not be modified or amended in any respect except by a written instrument executed by all the parties.

         SEVERABILITY. If any provision of this Agreement or the application of any of its provisions to any party or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of the provisions to the other parties shall remain valid and in full force and effect.

         BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives and permitted successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

SATX, Inc.


By:                                          By:
   -------------------                          -----------------------
   Terry Colbert, CEO                           John Hartunian



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                                 PROMISSORY NOTE
                                   Exhibit "A"

$142,499,000.00                                                APRIL 1, 2001

FOR VALUE RECEIVED and as part of that certain Loan Extension Agreement between John Hartunian and the Maker of even date herewith, SATX, Inc., a Nevada corporation ("Maker"), hereby promises to pay to John Hartunian ("Lender"), or order, the principal sum of One Hundred Forty-two Thousand Four Hundred Ninety-nine and 00/100 dollars ($142,499.00), plus interest thereon as hereinafter provided.

1. TERM OF NOTE

         This Promissory Note shall mature and all unpaid principal and all accrued and unpaid interest shall be due and payable on March 31, 2003. ("Maturity Date").

2.  INTEREST

         The principal amount of this Note shall bear interest from the date of this Note, until repaid to Lender at a rate per annum equal to ten percent (10%) or the maximum legal rate whichever is lower.

3. PAYMENTS OF PRINCIPAL AND INTEREST

         Any and all unpaid principal and all accrued and unpaid interest due and payable pursuant to this Note shall be paid on the Maturity Date.

4. PREPAYMENT

         Maker shall have the right at any time, to prepay in whole or in part, the principal amount of this Note and any unpaid and accrued interest without penalty. All payments shall first be credited against the unpaid and accrued interest and then to the outstanding principal.

5. SECURITY

         This Note shall be unsecured.

6. EVENTS OF DEFAULT

         This Note, together with all costs incurred in the collection hereof (including reasonable attorneys' fees), with interest due and accrued hereon, shall except as otherwise provided, become at once due and payable in full without notice of default, notice of nonpayment or dishonor, presentment, demand for payment or protest, or other notices or demands of any kind, all of which are expressly waived by Maker, subject to applicable law, upon the occurrence of any of the following events of default ("Event of


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Default").

         a. Failure of Maker to make any payment of principal or interest on this Note when the same shall become due and payable.

         b. The filing of any petition by the Maker under any chapter of the federal bankruptcy laws or any state law relating to insolvency; or the filing of any such petition against the Maker, unless such petition and all proceedings thereunder are dismissed within thirty (30) days from the date of such filing; or the appointment of a trustee or receiver for all or any assets within thirty
(30) days from the date of such appointment; or an adjudication that the Maker is insolvent or bankrupt;

         c. The insolvency of the Maker, or the execution by the Maker of an assignment for the benefit of creditors.

The Maker further promises to pay to Lender interest on the amount not so paid at the maximum legal rate of interest from the date when such payment was first due and not paid.

7. NOTICES

         All notices, consents, requests and other communications required or permitted hereunder shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, postage pre-paid to the following addresses or to such other address as the parties hereto may designate in writing.

If to Lender:
         John Hartunian
         27 Ocean Vista
         Newport Beach, California 92660

If to Maker:
         SATX, Inc.
         8351 Roswell Road, #374
         Atlanta, Georgia 30350

All such notices, requests, consents and other communications shall be deemed to be properly given if delivered personally or, if sent by mail, three (3) business days after the same has been deposited in the U.S. Mail addressed and postage pre-paid as set forth above.


8. GOVERNING LAW


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         This Note is executed under and is to be construed and enforced in accordance with the laws of the State of Georgia, without regard to principles of conflict, including matters of construction, validity and performance.

9. WAIVER

         The rights, privileges, powers, and remedies of Lender shall be cumulative; no single or partial exercise of any of them shall preclude any further or other exercise of the same or any other of them. No delay or failure of Lender in exercising any right, power or privilege or remedy hereunder shall affect such right, power, privilege or remedies, nor shall any single or partial exercise hereof or any abandonment or discontinuance of steps to enforce any such right, power, privilege or remedy. Any waiver by Lender of any default hereunder must be in writing and shall only be effective to the extent set forth in writing.

10. ATTORNEYS' FEES

         In the event of any dispute with respect to this Note, the prevailing party in any litigation or arbitration shall be entitled to its reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute.


11. ASSIGNMENT

         This Note is assignable without the consent of Maker and the successors and assigns of Lender shall have all the rights inuring to Lender under this Note.

12. SEVERABILITY

         If any provision of this Note or the application of any of its provisions to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of the provisions to the other parties or circumstances shall remain valid and in full force and effect.

IN WITNESS WHEREOF, Maker has caused this Note to be executed on the date first above written.

"Maker"
SATX, Inc., a Nevada corporation


By
   ------------------
   Terry Colbert, CEO